Exhibit 99.2
FMC CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Overview
In March 2017, FMC Corporation (“FMC” or "we") announced its intention to separate the FMC Lithium segment (subsequently renamed Livent Corporation, or "Livent") into a publicly traded company. The first step of the separation, the initial public offering ("IPO") of Livent, closed on October 15, 2018. In connection with the IPO, Livent had granted the underwriters an option to purchase additional shares of common stock to cover over-allotments at the IPO price, less the underwriting discount. On November 8, 2018, the underwriters exercised in full their option to purchase additional shares.
Pursuant to the terms of the separation and distribution agreement, we received a net distribution of approximately $364 million representing the proceeds from the IPO and over-allotment exercise, net of underwriting discounts and commissions, financing fees, and other offering related expenses. We used the majority of these proceeds in 2018 to pay down our term loan debt as well as repurchase shares under our publicly announced repurchase program.
After completion of the IPO and the underwriters' exercise to purchase additional shares of common stock, we owned 123 million shares of Livent's common stock, representing approximately 84 percent of the total outstanding shares of Livent's common stock. On March 1, 2019, we completed the previously announced distribution of 123 million shares of common stock of Livent as a pro rata dividend on shares of FMC common stock outstanding at the close of business on the record date of February 25, 2019. Beginning in the first quarter of fiscal year 2019, the historical financial results of FMC will reflect FMC Lithium as a discontinued operation.

Basis of Presentation
The following unaudited pro forma condensed consolidated financial statements are presented to illustrate the estimated effects of the separation of FMC Lithium and have been derived from the historical consolidated financial statements of FMC, prepared in accordance with accounting principles generally accepted in the United States. The unaudited pro forma condensed consolidated balance sheet assumes the disposition of FMC Lithium occurred on December 31, 2018. The unaudited pro forma condensed consolidated income statements for the three most recently completed fiscal years reflect the presentation of FMC Lithium as a discontinued operation assuming the disposition occurred on January 1, 2016.
The FMC As Reported column in the unaudited pro forma condensed consolidated financial statements reflect FMC's historical financial statements for the periods presented and does not reflect any adjustment related to the separation. The Disposition of FMC Lithium column in the unaudited pro forma condensed consolidated financial statements were derived from the historical financial statements of FMC and are directly associated with the operations of Livent. The pro forma adjustments are based on information available to management and assumptions that management believes are factually supportable. The unaudited pro forma condensed consolidated financial information is for illustrative and informational purposes only and is not intended to reflect what FMC’s financial position would have been had the disposition occurred on the date indicated and is not necessarily indicative of FMC’s future financial position.
The unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical consolidated financial statements and accompanying notes of FMC included in FMC's 2018 Annual Report filed on Form 10-K.

FMC CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

	December 31, 2018
(in Millions, except share and par value data)	FMC As Reported	Disposition of FMC Lithium (a)	Pro Forma Adjustments		FMC Pro Forma
ASSETS
Current assets
Cash and cash equivalents	$161.7	$(27.3)			$134.4
Trade receivables, net of allowance	2,285.2	(141.4)			2,143.8
Inventories	1,097.3	(71.8)			1,025.5
Prepaid and other current assets	486.0	(53.4)	23.8	(A)	456.4
Total current assets	$4,030.2	$(293.9)	$23.8		$3,760.1
Investments	0.7				0.7
Property, plant and equipment, net	1,032.6	(275.7)			756.9
Goodwill	1,468.1				1,468.1
Other intangibles, net	2,704.3	(0.9)			2,703.4
Other assets including long-term receivables, net	465.2	(81.8)	3.1	(B)	386.5
Deferred income taxes	273.2	(0.4)			272.8
Total assets	$9,974.3	$(652.7)	$26.9		$9,348.5
LIABILITIES AND EQUITY
Current liabilities
Short-term debt and current portion of long-term debt	$547.7				$547.7
Accounts payable, trade and other	867.5	(72.0)			795.5
Advance payments from customers	458.4				458.4
Accrued and other liabilities	594.4	(23.6)			570.8
Accrued customer rebates	365.3				365.3
Guarantees of vendor financing	67.1				67.1
Accrued pension and other postretirement benefits, current	6.2				6.2
Income taxes	86.8	(1.7)			85.1
Total current liabilities	$2,993.4	$(97.3)	$—		$2,896.1
Long-term debt, less current portion	2,179.0	(34.0)			2,145.0
Accrued pension and other postretirement benefits, long-term	47.2				47.2
Environmental liabilities, continuing and discontinued	464.4	(5.9)			458.5
Deferred income taxes	330.8				330.8
Other long-term liabilities	749.1	(6.2)	3.0	(B)	745.9
Equity
Preferred stock, no par value, authorized 5,000,000 shares; no shares issued	—				—
Common stock, $0.10 par value, authorized 260,000,000 shares; 185,983,792 issued shares	18.6				18.6
Capital in excess of par value of common stock	776.2				776.2
Retained earnings	4,334.3	(490.0)	23.9	(C)	3,868.2
Accumulated other comprehensive income (loss)	(308.9)	40.8			(268.1)
Treasury stock, common, at cost: 53,702,178 shares	(1,699.1)				(1,699.1)
Total FMC stockholders' equity	$3,121.1	$(449.2)	$23.9		$2,695.8
Noncontrolling interests	89.3	(60.1)			29.2
Total equity	$3,210.4	$(509.3)	$23.9		$2,725.0
Total liabilities and equity	$9,974.3	$(652.7)	$26.9		$9,348.5
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(a)	Represents the assets and liabilities associated with FMC Lithium and included in FMC Corporation's historical consolidated financial statements.

FMC CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

	Year Ended December 31, 2018
(in Millions, except per share data)	FMC As Reported	Disposition of FMC Lithium (a)	FMC Pro Forma
Revenue	$4,727.8	$(442.5)	$4,285.3
Costs and Expenses
Costs of sales and services	2,640.9	(235.4)	2,405.5
Gross margin	$2,086.9	$(207.1)	$1,879.8
Selling, general and administrative expenses	851.2	(61.2)	790.0
Research and development expenses	291.5	(3.8)	287.7
Restructuring and other charges (income)	63.7	(2.5)	61.2
Total costs and expenses	$3,847.3	$(302.9)	$3,544.4
Income (loss) from continuing operations before equity in (earnings) loss of affiliates, non-operating pension and postretirement charges (income), interest expense, net and income taxes	$880.5	$(139.6)	$740.9
Equity in (earnings) loss of affiliates	(0.1)	—	(0.1)
Non-operating pension and postretirement charges (income)	3.8	(4.3)	(0.5)
Interest expense, net	133.1	—	133.1
Income (loss) from continuing operations before income taxes	$743.7	$(135.3)	$608.4
Provision (benefit) for income taxes	88.8	(18.0)	70.8
Income (loss) from continuing operations	$654.9	$(117.3)	$537.6

Basic income (loss) from continuing operations per common share attributable to FMC stockholders:	$4.78	$(0.84)	$3.94
Average number of shares outstanding used in basic earnings per share computations	134.4	134.4	134.4
Diluted income (loss) from continuing operations per common share attributable to FMC stockholders:	$4.75	$(0.84)	$3.91
Average number of shares outstanding used in diluted earnings per share computations	135.9	135.9	135.9
____________________

(a)
Represents the reclassification of FMC Lithium from a continuing operation to a discontinued operation for financial reporting presentation purposes. Included in the reclassification are costs directly attributable to the separation of FMC Lithium of approximately $36 million which were recorded within "Selling, general and administrative expenses."

FMC CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

	Year Ended December 31, 2017			Year Ended December 31, 2016
(in Millions, except per share data)	FMC As Reported	Disposition of FMC Lithium (a)	FMC Pro Forma	FMC As Reported	Disposition of FMC Lithium (a)	FMC Pro Forma
Revenue	$2,878.6	$(347.4)	$2,531.2	$2,538.9	$(264.1)	$2,274.8
Costs and Expenses
Costs of sales and services	1,777.3	(197.9)	1,579.4	1,607.7	(175.7)	1,432.0
Gross margin	$1,101.3	$(149.5)	$951.8	$931.2	$(88.4)	$842.8
Selling, general and administrative expenses	600.4	(18.7)	581.7	435.1	(15.7)	419.4
Research and development expenses	141.5	(3.1)	138.4	134.5	(3.1)	131.4
Restructuring and other charges (income)	81.4	(8.2)	73.2	95.0	(0.8)	94.2
Total costs and expenses	$2,600.6	$(227.9)	$2,372.7	$2,272.3	$(195.3)	$2,077.0
Income (loss) from continuing operations before equity in (earnings) loss of affiliates, non-operating pension and postretirement charges (income), interest expense, net and income taxes	$278.0	$(119.5)	$158.5	$266.6	$(68.8)	$197.8
Equity in (earnings) loss of affiliates	(0.1)	—	(0.1)	(0.5)	—	(0.5)
Non-operating pension and postretirement charges (income)	18.2	(34.5)	(16.3)	23.4	0.4	23.8
Interest expense, net	79.1	—	79.1	62.9	—	62.9
Income (loss) from continuing operations before income taxes	$180.8	$(85.0)	$95.8	$180.8	$(69.2)	$111.6
Provision (benefit) for income taxes	264.1	(35.2)	228.9	50.1	(11.9)	38.2
Income (loss) from continuing operations	$(83.3)	$(49.8)	$(133.1)	$130.7	$(57.3)	$73.4

Basic income (loss) from continuing operations per common share attributable to FMC stockholders:	$(0.64)	$(0.37)	$(1.01)	$0.96	$(0.43)	$0.53
Average number of shares outstanding used in basic earnings per share computations	134.3	134.3	134.3	133.9	133.9	133.9
Diluted income (loss) from continuing operations per common share attributable to FMC stockholders:	$(0.64)	$(0.37)	$(1.01)	$0.96	$(0.43)	$0.53
Average number of shares outstanding used in diluted earnings per share computations	134.3	134.3	134.3	134.5	134.5	134.5
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(a)	Represents the reclassification of FMC Lithium from a continuing operation to a discontinued operation for financial reporting presentation purposes.

FMC CORPORATION
NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED STATMENTS (UNAUDITED)

(A)
Reflects the amounts due to FMC from Livent for income taxes payable to certain tax jurisdictions, payments made by FMC on behalf of Livent prior to the separation, and for services provided by FMC under the transition services agreement.

(B)	Pursuant to the terms of the tax matters agreement, FMC and Livent will indemnify the other party for uncertain tax positions that are related to Livent's legacy business prior to the IPO.

(C)	Reflects the impact to FMC Stockholders' Equity from pro forma adjustments described above.